Protein Quick

Protein Quick is a ready to drink proprietary triple blend of collagen, pea and whey proteins which provide up to 20 grams of protein in 2 ounces of liquid – with zero sugar, zero fat, zero carbs, and zero caffeine. Protein Quick is just the protein – available for anyone, anywhere, anytime.


PROTEIN QUICK
ALL PROTEIN...NO SHAKE
Tastes Great!
FRUIT PUNCH
FLAVORED
PROTEIN QUICK
10 GRAMS PROTEIN
3X PROPRIETARY BLEND
COLLAGEN · PEA · WHEY
Tastes Great!
ORANGE CREAM
FLAVORED
PROTEIN QUICK
20 GRAMS PROTEIN
3X PROPRIETARY BLEND
COLLAGEN · PEA · WHEY

Invest

$99.06 minimum investment

DEADLINE: September 1, 2023

in 2 months

UNIT PRICE

$1.27

TOTAL RAISED

$29,285

VALUATION

$12,052,990

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

Previously raised on Netcapital: $147,500*

*Previous Reg CF offerings. This includes offerings conducted on different terms from the current offering. Please see the offering document for additional information.

- **Protein Quick** is a ready-to-drink proprietary triple protein formulation providing up to 20 grams of protein in 2 ounces of liquid with zero fat, zero sugar, zero caffeine, and zero carbs. It is packaged in a 2 ounce bottle and requires no mixing or refrigeration.
- **Protein Quick** is convenient, portable, and ready. Available to anyone, anywhere, anytime.
- **Protein Quick** instantly adds protein to any meal or snack for better nutritional balance. It is available before, during, or after a workout – for those needing protein without large quantities of liquid or calories – or whenever and wherever protein is needed.
- **Protein Quick** makes meals last longer by promoting satiety, which is very helpful in inflationary times.


Tastes Great!
ORANGE CREAM
FLAVORED
PROTEIN QUICK
10 GRAMS PROTEIN
3X PROPRIETARY BLEND
COLLAGEN · PEA · WHEY
0 SUGAR
0 CAFFEINE
0 CARBS
Notice: Use this product as a food supplement only. Do not use for weight reduction.
2 FL OZ. (59 mL)
PROTEIN DRINK
Tastes Great!
ORANGE CREAM
FLAVORED
PROTEIN QUICK
20 GRAMS PROTEIN
3X PROPRIETARY BLEND
COLLAGEN · PEA · WHEY
0 SUGAR
0 CAFFEINE
0 CARBS
Notice: Use this product as a food supplement only. Do not use for weight reduction.
2 FL OZ. (59 mL)
PROTEIN DRINK
Tastes Great!
FRUIT PUNCH
FLAVORED
PROTEIN QUICK
20 GRAMS PROTEIN
3X PROPRIETARY BLEND
COLLAGEN · PEA · WHEY
0 SUGAR
0 CAFFEINE
0 CARBS
Notice: Use this product as a food supplement only. Do not use for weight reduction.
2 FL OZ. (59 mL)
PROTEIN DRINK
Tastes Great!
FRUIT PUNCH
FLAVORED
PROTEIN QUICK
10 GRAMS PROTEIN
3X PROPRIETARY BLEND
COLLAGEN · PEA · WHEY
0 SUGAR
0 CAFFEINE
0 CARBS
Notice: Use this product as a food supplement only. Do not use for weight reduction.
2 FL OZ. (59 mL)
PROTEIN DRINK



"Protein Quick has the same potential I first saw in Celsius Energy Drink. Delivering a great-tasting blend of 3 top proteins in just 2 ounces of liquid is a terrific achievement. Doing all that with no sugar, fat, carbs or high fructose corn syrup is a game-changer. The market opportunities are widespread and significant."

(Celsius Energy Holdings Inc. currently has an $8 billion market cap on NASDAQ)

Gerry David

Former CEO of Celsius Holdings, Inc. (Nasdaq: CELH) and Protein Quick Partner

Since our Initial Raise on Netcapital

A big **THANK YOU!** to the **hundreds of Netcapital investors** that came aboard during our initial campaign.

One of the main reasons we originally elected to do a crowdsource campaign was to receive direct and unfiltered feedback from the crowdsource community. While our original formulation consisted of whey protein, one of the things we kept hearing was "can collagen and pea proteins be included?"

Based on this feedback, we began a rigorous research and development process. We are happy to announce that we were able to successfully adapt our formulation into a triple blend of collagen, pea and whey proteins. Everybody can now experience the benefits of all 3 leading proteins – all in one bottle!

Protein Quick is now 3 different proteins delivered in the same 2 ounce bottle with zero sugar, zero fat, zero carbs, and zero caffeine – in 90 calories or less. We have been unable to find another protein source with all 3 leading proteins. Since our opportunity is even better, we are very happy to be back on Netcapital to share the news with the entire community!

A Big Welcome to the Cox Doctors

We are very happy to announce that Board-certified physicians Conrad A. Cox M.D., FACP, FACG, AGAF and Gerald A. Cox M.D. have joined the Protein Quick team since our initial campaign on Netcapital. Both Doctors will serve as Protein Quick partners and key members of our Medical Advisory Board.

Since everyone needs protein every day, Protein Quick is not solely reliant on retail and direct to consumer markets. The potential medical opportunities are significant across a wide range of patient groups. Our Medical Advisory Board was created to help ensure Protein Quick meets the medical needs of all our targeted markets.

Dr. Conrad and Dr. Gerald are both related to Eric Cox - Head of Growth at Netcapital. In full disclosure, Eric had also agreed to join the Protein Quick team, however, with Protein Quick launching a second campaign and to avoid any conflicts of interest, it was mutually decided that we would revisit Eric's involvement at a later date.

The Opportunity

When we are looking to add protein for any reason - maybe a workout, for medical reasons, to nutritionally balance meals, or just to try being a little healthier each day, we are obviously looking for protein. Then why must we also have all the sugar, fat, carbs and calories that come along with our protein bar, shake, or yogurt? With plenty of sugar, fats, carbs and calories already available to our diets, why do we need to "double up" on these items when we just want protein?

The answer is – we don't and the reason why is Protein Quick.

Recommendations



"Protein Quick has everything my biggest successes have all had - an ingenious solution to a common problem, a huge market, and a fantastic management team. Everybody needs protein everyday and my distribution network can get this product where it needs to be - everywhere."

Kevin Harrington

Original "Shark Tank" Shark and Protein Quick Partner

PROBLEM

THE PROBLEM



CLIF BAR
ENERGY BAR
NUTRITION FOR SUSTAINED ENERGY
PURE PROTEIN BAR
QUEST PROTEIN BAR
BLUEBERRY MUFFIN
QUEST PROTEIN SHAKE
CHOCOLATE
30g PROTEIN
4g
1g
NON-GMO
CHOCOLATE
GENUINE
MUSCLE MILK
25g PROTEIN
NON DAIRY PROTEIN SHAKE
EVERYDAY PERFORMANCE
160 CALORIES
0g SUGAR
Premier Protein
30g PROTEIN
160
1g
LOW FAT
Chocolate
Ensure
Original
nutrition shake
9g Protein
220 Calories

Most protein sources such as bars, shakes, powders, yogurts and protein-infused water:

- Contain high amounts of fat, sugar, or carbs
- Are loaded with calories - making protein synonymous with “meal replacement”
- Require drinking large quantities of liquid
- Require mixing or refrigeration

Using these products is like putting a piece of broccoli into a hot fudge sundae…

WHY CAN’T WE JUST HAVE THE PROTEIN??

SOLUTION

THE SOLUTION


Tastes Great!
ORANGE CREAM
FLAVORED
PROTEIN QUICK
10 GRAMS PROTEIN
3X PROPRIETARY BLEND
COLLAGEN · PEA · WHEY
2 FL OZ. (59 mL)
Tastes Great!
FRUIT PUNCH
FLAVORED
PROTEIN QUICK
10 GRAMS PROTEIN
3X PROPRIETARY BLEND
COLLAGEN · PEA · WHEY
0 SUGAR
0 CAFFEINE
0 CARBS
Notice: Use this product as a food supplement only. Do not use for weight reduction.
2 FL OZ. (59 mL)
PROTEIN DRINK

- Proprietary triple blend of collagen, whey and pea proteins
- Zero fat, zero sugar, zero caffeine & zero carbohydrates
- Minimal ingredients - only 90 calories in 20 grams of protein
- Only 2 ounces of liquid which allows for easy and quick consumption
- Ready to drink - requires no mixing or refrigeration
- Conveniently ready when you are - available to anyone, anywhere, anytime
- Instantly adds protein to any meal or snack for better nutritional balance

PROTEIN QUICK IS JUST THE PROTEIN

Ready-to-Drink Protein Comparison

BRAND	PACKAGE SIZE	PROTEIN PER 2oz	TOTAL CALORIES	TOTAL CARBS (g)	TOTAL SUGAR (g)	TOTAL FAT (g)
Protein Quick	2oz	20g	90	0	0	0
Ensure HP Milk Chocolate	8oz	4g	160	19	4	2
Boost High Protein Rich Chocolate	8oz	5g	240	28	15	4
Pure Protein Vanilla	11oz	5.5g	140	6	<1	2
Premier Protein Chocolate	11oz	5.5g	160	5	1	3
Muscle Milk Chocolate	11oz	4.5g	160	8	0	4.5

Protein Bar Comparison

BRAND	PACKAGE SIZE	TOTAL PROTEIN	TOTAL CALORIES	TOTAL CARBS (g)	TOTAL SUGAR (g)	TOTAL FAT (g)
Protein Quick	1 Bottle	20g	90	0	0	0
CLIF Chocolate Chip	1 Bar	9g	250	45	21	5
Think Thin Chunky Peanut Butter	1 Bar	20g	240	23	0	10
ONE Chocolate Brownie	1 Bar	20g	230	23	1	8
Quest Chocolate Brownie	1 Bar	20g	180	23	1	6
Pure Protein Chocolate Deluxe	1 Bar	21g	180	17	3	4.5

Ingredient Comparison

BRAND	PACKAGE SIZE	CONTAINS COLLAGEN, WHEY & PEA PROTEIN	NUMBER OF INGREDIENTS IN ADDITION TO WATER AND PROTEIN*
Protein Quick	2oz	YES	8
Ensure HP Milk Chocolate	8oz	NO	43
Boost High Protein Rich Chocolate	8oz	NO	41
Pure Protein Chocolate Deluxe	1 Bar	NO	41
Premier Protein Chocolate	11oz	NO	36
Pure Protein Vanilla	11oz	NO	35
Muscle Milk Chocolate	11oz	NO	25
ONE Chocolate Brownie	1 Bar	NO	21
CLIF Chocolate Chip	1 Bar	NO	17
Think Thin Chunky Peanut Butter	1 Bar	NO	14
Quest Chocolate Brownie	1 Bar	NO	9

*Includes every ingredient presented on label


Tastes Great!
ORANGE CREAM
FLAVORED
PROTEIN QUICK
20 GRAMS PROTEIN
3X PROPRIETARY BLEND
COLLAGEN · PEA · WHEY
0 SUGAR
0 CAFFEINE
0 CARBS
PROTEIN DRINK
Notice: Use this product as a food supplement only. Do not use for weight reduction.
2 FL OZ. (59 mL)
20 GRAMS PROTEIN
Nutrition Facts
Serving size 1 Bottle (2 fl.oz)
Amount per serving
Calories 90
% Daily Value
Total Fat 0g 0%
Sodium 80mg 4%
Total Carbohydrate 0g 0%
Total Sugars 0g
Includes 0g Added Sugars 0%
Protein 20g
Not a significant source of saturated fat, trans fat, cholesterol, dietary fiber, vitamin D, calcium, iron and potassium
Ingredients: Water, Collagen Protein, Pea Protein, Whey Protein
Contains Less than 2% of the following: Natural Flavor, Citric Acid, Sodium Benzoate (to maintain freshness), Malic Acid, Potassium Sorbate (to maintain freshness), Phosphoric Acid, Sucralose, FD&C Yellow (Color)



"One thing I can say after 40+ years of practicing medicine is it's impossible to underestimate the importance of good nutrition. By separating the benefits of protein from fat, sugar, and carbohydrates, Protein Quick is solving a crucial problem. I look forward to helping propel this ingenious product into the medical mainstream."

Conrad A. Cox M.D. FACP,FACG,AGAF

Protein Quick Partner & Medical Advisory Board Member

BENEFITS OF PROTEIN

WHEY

- Enhances muscle growth
- Improves strength
- Promotes recovery

COLLAGEN

- Good for hair, skin and nails
- Strengthens bone density
- Supports wound healing

PEA

- **Easily digestible**
- **Anti-inflammatory**
- **Promotes fullness**

Protein Quick's proprietary triple blend delivers the benefits of all three proteins in one bottle.

(Source: Gerald A. Cox, II, M.D.)



"I've seen firsthand how patients struggle to supplement protein intake while balancing the added fats, sugar, carbohydrates, and calories found in typical protein sources. It's hard to think of a patient group that wouldn't benefit from Protein Quick's ability to deliver just the protein."

Gerald A. Cox II M.D.

Protein Quick Partner & Medical Advisory Board Member

BUSINESS MODEL


BUSINESS
MODEL
PROTEIN
QUICK

Protein Quick carries an MSRP between $1-$3 per bottle (based on protein content) and we envision it being available everywhere. We plan to position **Protein Quick** as an affordable and convenient way to quickly access protein - anywhere at any time.

Protein Quick is positioned to benefit from the widespread knowledge and awareness of protein:

- Protein content is often highlighted on consumer packaging
- Everybody needs protein everyday

Protein Quick was specifically formulated with adaptability in mind, and planning to maximize distribution by:

- Reducing to 10 grams and sell in Dollar Stores
- Offering a 15 and 20 gram version for online and retail use
- Using stevia or monk fruit for distribution in more organic/health food outlets

Protein Quick is not solely reliant on consumer markets:

- Medical patient groups who need protein but cannot tolerate large quantities of liquid or calories: a few examples are: Crohn's, Colitis, Bariatrics & Chemotherapy
- Disaster Relief / Humanitarian / Military - Product is ready-to-drink requiring no refrigeration or mixing, with the goal of making it available to anyone, anyplace, anywhere

Key Distribution Channels:

Online

- **Protein Quick** can be used everyday, and multiple times per day making it perfect for a recurring subscription model
- Management Team has access to influencers & micro-influencers to quickly gain traction on social media
- We anticipate our Customer Acquisition Cost can be amortized over several months of reorders

Retail

- Multiple price points & product SKUs by adjusting the amount of protein (10 to 20 grams)
- Ability to offer exclusives such as flavors, protein amount, protein types, and/or ingredients
- Management team has access to buyers and decision makers at large chains

Hospital/Medical/Military

- Wide ranging sampling program - the product has the opportunity to sell itself with usage
- Access to large distribution networks already selling into these channels

MARKET

MARKET



Carroll County Times
Protein power: Health concious Americans look for alternative to meat
Woman's World
SHAKES + PROTEIN = TURBO WEIGHT LOSS!
Mail Online
fitness
Today's Dietitian
Athletes Protein Intake
Protein Supplements
DUPONT NUTRITION & HEALTH
PROTEIN
50%
55%
32%

According to Grandview Research, the global protein supplements market size was valued at USD **20.47 billion in 2021 and is expected to grow at a compound annual growth rate (CAGR) of 8.5% from 2021 to 2030.**

> "The U.S. was the largest market in the North American region for protein supplements, with total revenue of USD 8.44 billion in 2021. Increasing consumers' acceptance toward food supplementation, the availability of world-class athletics and fitness infrastructure, high disposable income, and positive government outlook is expected to augment the demand for protein supplements."
>
> – Grandview Research
> Protein Supplements Market Size, Share & Trends Analysis Report

SUCCESS TO DATE

Key Successes:

- Successfully adapted original whey-only formulation into a proprietary triple blend of collagen, whey and pea proteins.
- Added Kevin Harrington as a partner. **Kevin** was an **original Shark on Shark Tank** with the distribution network to quickly gain traction in all targeted channels.
- Added Gerry David to the team. **Gerry**, as **former CEO of Celsius Energy Holdings** (Nasdaq: CELH) took Celsius from the "pink sheets" to Nasdaq.
- Created Medical Advisory Board featuring board certified physicians.
- Created a product perfect for crowdsourcing as every potential investor is also a potential customer - which allows investors to advertise their investment by using it everyday.
- Developed an offering that enables investors to join with a Shark Tank "Shark" and the former CEO of Celsius Energy Drink right from the beginning.



Tastes Great!
FRUIT PUNCH
FLAVORED
PROTEIN QUICK
10 GRAMS PROTEIN
3X PROPRIETARY BLEND
COLLAGEN · PEA · WHEY
0 SUGAR
NOT A LOW CALORIE FOOD
0 CAFFEINE
0 CARBS
Notice: Use this product as a food supplement only. Do not use for weight reduction.
2 FL OZ. (59 mL)
PROTEIN DRINK
20 GRAMS PROTEIN

Protein Quick is Perfect for Crowdsourcing:

- Every potential investor is also a potential customer
- Investor-only product discounts
- Every investor product referral may add value to their investment
- Investors can actively "use" their investment everyday which can promote product awareness and serve as free advertising

Protein Quick allows investors to join an original Shark and the former CEO of Celsius Energy Drink right from the beginning.

TEAM



Kevin Harrington
Partner

An original "Shark" on the hit TV show Shark Tank, the creator of the infomercial, pioneer of the As Seen on TV brand, and co-founding board member of the Entrepreneur's Organization—Kevin Harrington has pushed past all the questions and excuses to repeatedly enjoy 100X success. His legendary work behind-the-scenes of business ventures has produced well over $5 billion in global sales, the launch of more than 500 products, and the making dozens of millionaires. Twenty of his companies have each topped $100 million in revenue.



Gerry David
Partner

Gerry is the former CEO of Celsius Holdings, Inc. (NASDAQ: CELH) a leading fitness drink company. During his tenure, Gerry took Celsius from the "pink sheets" to NASDAQ by increasing revenues 350% and the share price by 1,800%. He expanded sales internationally in Singapore, Hong Kong, Brazil, Finland, and the Middle East and manufacturing in Germany, China, and the United States. Gerry has management experience in public and private companies ranging from startup to turnaround to growth. He has launched companies and products spanning 70+ countries.



Scott Kauffman
Founder/CEO

Scott has a strong history of helping launch and scale disruptive companies with very successful exits. TracFone Wireless and Soothe Wellness are two examples. Scott joined TracFone as a startup and helped create and execute the plan which would eventually become a multi-billion dollar business. He assisted with the sale of the company to Carlos Slim - once the world's richest man. Scott was part of the launch and scaling of Soothe Wellness - the largest on-demand provider of wellness services - and assisted in the company's sale to Riverside Capital. Scott is an American Express Company, Inc. alum and has experience in organizations ranging from Fortune 50 to startup.



Steve McCullough
Partner

Steve is the Vice President of Business Development for BevSource and specializes in scaling and creating operations strategies for his clients. He started his career at Proctor & Gamble trading futures and working in the supply chain of the Food Division. He then was a commercial site manager for a wet and dry dog food operation for MARS. Steve moved to British Columbia and began working at Mission Hill Family Estate Winery and was a member of a small team that developed and launched Mike's Hard Lemonade for the Mark Anthony Group in Canada and the U.S. Steve was Vice President of Operations for North America and oversaw all wine, RTD and beer operations for Mark Anthony Group.



Steve Mandell

Partner

Steve Mandell is an entertainment and sports attorney who specializes in the field of entertainment, media, sponsorship, entrepreneurship, licensing and brand development.

Steve is the founder of Gameplan Enterprises. The company is well known for brand development, product and sales ideation, marketing and distribution. Through direct licensing programs, Steve has developed products for the NFL, MLB, Caesars and others and has had nationwide distribution relationships with big box retailers such as Walmart, Target and specialty retailers.

Steve has served as an Executive Producer on many projects, placing several with well recognized television networks as well as other developments in streaming, podcasts and digital branding. He has structured deals with numerous professional sports teams, media networks and publishing companies. As an expert in licensing and brand and product development, Steve speaks at various entrepreneur conferences and universities and has collaborated with major sports and entertainment celebrities.

Medical Advisory Board



Conrad A. Cox M.D., FACP, FACG, AGAF

Physician Medical Advisor

Dr. Cox is a board certified gastroenterologist practicing in Southern California. Dr. Cox is the recipient of fellowship distinction from the American College of Physicians, American College of Gastroenterology, and the American Gastroenterological Association, honors bestowed in recognition of significant professional achievement and superior competence within the field of Medicine and Gastroenterology. Dr. Cox is Chairman of the Department of Gastroenterology at Lakewood Regional Medical Center and Assistant Clinical Professor of Medicine at Western University of Health Sciences.



Gerald A. Cox, II, M.D.

Physician Medical Advisor

Dr. Cox is board-certified by the American Board of Internal Medicine, American Board of Artificial Intelligence in Medicine, and is a fellow in the Preventative & Lifestyle Medicine program at Loma Linda University Health in Southern California. Dr. Cox joined Loma Linda University where he finished his residency and stayed on as faculty for Chief Resident of Quality Improvement and Patient Safety, earning his Lean Six Sigma Yellow Belt certification. With over fifteen medical publications, Dr. Cox continues to serve his patients while obtaining his Master's in Public Health at Loma Linda University. His emphasis in population medicine and obesity medicine serves as the bridges for health, wellness, and fitness both domestically and internationally.

Early Bird Discount

We wanted a way to express our appreciation for the great feedback we received from the Netcapital community during our initial campaign. While we believe that the change from a single protein to a triple proprietary blend necessitates a valuation increase, it won't take effect until February 7.

Investors who participate in the offering on or before February 7, 2023, will receive an early bird discount and be able to invest at a purchase price of $1.06 per share, which equates to a $10.06 million pre money valuation; and investors who participate in the offering after February 7, 2023, will invest at a purchase price of $1.27 per share, which equates to $12.05 million pre money valuation.

We encourage everyone to review our updated offering and take advantage of this opportunity!

USE OF PROCEEDS

If the offering's maximum amount of $375,359 is raised:

Use	Value	% of Proceeds
Inventory	$90,000	24.0%
Customer Acquisition	$191,967	51.1%
Selling, General and Administrative	$50,000	13.3%
Product Samples	$25,000	6.7%
Intermediary fees	$18,393	4.9%

TERMS

This is an offering of Class C units, under registration exemption 4(a)(6), in Adaptive Holdings, LLC, doing business as Protein Quick. This offering must raise at least $10,000 by September 1, 2023 at 10:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Protein Quick may issue additional securities to raise up to $375,359, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

9,786,101 units
× $1.27 per unit

$12,428,348 implied valuation

PITCH DECK

Protein Quick Pitch Deck

FINANCIALS

Protein Quick's official name is Adaptive Holdings, LLC, so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C-AR on January 3, 2023
- Form C on January 10, 2023
- Form C/A on January 12, 2023
- Form C/A on February 7, 2023
- Form C/A on March 6, 2023
- Form C/A on May 1, 2023
- Form C/A on May 5, 2023
- Form C/A on June 8, 2023

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Jun 20, 2023	ORIGINAL SHARK TANK SHARK KEVIN HARRINGTON will...
Jun 16, 2023	LIVE WEBINAR WITH KEVIN HARRINGTON!! Register...
Jun 14, 2023	PROTEIN QUICK announces LIVE WEBINARS featuring...
Jun 8, 2023	Filed Form C/A
May 5, 2023	Filed Form C/A
May 1, 2023	Filed Form C/A
Mar 6, 2023	Filed Form C/A
Feb 7, 2023	PROTEIN QUICK'S EARLY BIRD INVESTMENT DISCOUNT...
Feb 7, 2023	Filed Form C/A
Feb 6, 2023	PROTEIN QUICK'S EARLY BIRD DISCOUNT IS EXPIRING...
Feb 5, 2023	PROTEIN QUICK'S EARLY BIRD DISCOUNT IS EXPIRING...
Feb 3, 2023	PROTEIN QUICK'S EARLY BIRD DISCOUNT IS EXPIRING...
Feb 1, 2023	TOMORROW - PROTEIN QUICK LIVE ZOOM - Feb 2 @...
Jan 30, 2023	REMINDER - PROTEIN QUICK LIVE ZOOM - Register...

Jan 23, 2023 • REMINDER - PROTEIN QUICK LIVE ZOOMS THIS WEEK -...

Jan 20, 2023 • REMINDER - REGISTER NOW FOR UPCOMING PROTEIN...

Jan 18, 2023 • Protein Quick announces 3 upcoming Zoom live...

Jan 13, 2023 • PRTOEIN QUICK IS NOW A PROPRIETARY TRIPLE BLEND...

Jan 12, 2023 • Filed Form C/A

Jan 11, 2023 • PROTEIN QUICK IS BACK ON NETCAPITAL!!! A Big...

Jan 10, 2023 • Primary offering of 295,558 units at $1.27

Jan 10, 2023 • Filed Form C

Jan 3, 2023 • Filed Form C-AR

Mar 1, 2022 • Primary offering finalized, selling 147,565 units

Feb 28, 2022 • LAST DAY TO INVEST!!! The Protein Quick raise...

Feb 24, 2022 • PROTEIN QUICK RAISE ENDS MONDAY! Join Shark...

Feb 23, 2022 • RAISE ENDS ON FEB 28!! Don't miss out! Join...

Feb 17, 2022 • ONLY A FEW DAYS LEFT!! Don't wait until you...

Feb 11, 2022 • TIME IS RUNNING OUT! Your chance to invest in...

Feb 1, 2022 • The Protein Quick raise on Netcapital is...

Nov 24, 2021 • Protein Quick Community, We recently held an...

Nov 23, 2021 • All of us at Protein Quick would like to take a...

Nov 17, 2021 • Register for our exclusive investor Q&A...

Nov 12, 2021 • Register today for our webinar on 11/18...

Nov 3, 2021 • Protein Quick Community,

Oct 28, 2021 • Protein Quick Community,

Oct 25, 2021 • PROTEIN QUICK REACHES $100,000 RASIED ON...

Oct 20, 2021 • Protein Quick Community,

Oct 18, 2021 • Protein Quick Community,

Oct 11, 2021 • Protein Quick Community, The protein market...

Oct 5, 2021 • Protein Quick Community, I am thrilled to...

Aug 11, 2021 • Protein Quick announces collaboration with...

Jul 8, 2021 • Kevin Harrington and Scott Kauffman's first...

Jun 29, 2021 • Primary offering of 1,070,000 units at $1

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